SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

WESTERN ASSET INFLATION-LINKED

OPPORTUNITIES & INCOME FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN:

WESTERN ASSET INFLATION-LINKED OPPORTUNITIES & INCOME

FUND

PLEASE VOTE NOW

WE MUST RECEIVE YOUR VOTE BY MAY 30, 2018

Recently, we sent you proxy material regarding the annual meeting of shareholders for the Western Asset Inflation-Linked Opportunities & Income Fund (formerly known as Western Asset/Claymore Inflation-Linked Opportunities & Income Fund) (the “Fund”) that is scheduled for May 30, 2018.

The Fund’s records indicate that we have not received your voting instructions.

We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the meeting as scheduled. Join your fellow shareholders and vote today!

If you have any questions or would like to vote, please call the number listed below:

1-855-723-7819

Your vote is important no matter the number of shares you own. Please vote promptly so your vote can be received by the May 30, 2018 annual meeting of shareholders.

The Fund has made it very easy for you to vote. Choose one of the following methods:

Vote live with a Proxy Specialist – You may cast your vote live with a proxy specialist, quickly and easily, and have proxy related questions answered, by calling toll free: 1-855-723-7819.

Vote via the Internet – You may cast your vote using the Internet by logging onto the Internet address located on your proxy ballot(s) and following the instructions on the website: www.proxyvote.com

Vote by Touch-Tone Phone – You may cast your vote by telephone by calling the toll-free number found on the proxy ballot(s) that you received.

THANK YOU FOR VOTING